Exhibit 10.7

Execution Version

SPONSOR WARRANT PURCHASE AGREEMENT

THIS SPONSOR WARRANT PURCHASE AGREEMENT, dated as of July 28, 2023 (as it may from time to time be amended, this “Agreement”), is entered into by and between Pershing Square SPARC Holdings, Ltd., a Delaware corporation (“Pershing Square SPARC Holdings”), and Pershing Square SPARC Sponsor, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, Pershing Square SPARC Holdings was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Pershing Square SPARC Holdings and one or more businesses (the “Business Combination”);

WHEREAS, Pershing Square SPARC Holdings and Purchaser have entered into those certain Securities Subscription Agreements, pursuant to which the Purchaser purchased an aggregate of 422,533 shares of the Company’s common stock, par value $0.0001 per share;

WHEREAS, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), Pershing Square SPARC Holdings intends to distribute, for no cost to the recipients, up to 61,111,111 subscription warrants of Pershing Square SPARC Holdings (as such number may be adjusted pursuant to the terms of the SPAR Rights Agreement between the Company and Continental Stock Transfer & Trust Company) referred to as special purpose acquisition rights (each a “SPAR” and collectively, the “SPARs”), with each such SPAR exercisable at a future date in connection with the Business Combination to purchase two shares of common stock (the “Public Shares”) of the company surviving the Business Combination, at a minimum exercise price of $10.00 per share (the “Distribution”);

WHEREAS, as a result of the Business Combination, and immediately following the transactions occurring in connection therewith in order to effect the Business Combination, the publicly-traded company surviving the Business Combination may be either Pershing Square SPARC Holdings or another entity (and all references to the “Company,” shall mean both Pershing Square SPARC Holdings and the entity surviving the Business Combination, as applicable);

WHEREAS, on or prior to the Distribution, the Company shall enter into that certain Committed Forward Purchase Agreement with Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company (the “Committed Forward Purchasers”), pursuant to which the Committed Forward Purchasers shall purchase in the aggregate from the Company, on a private placement basis at the time of the consummation of the Business Combination, no less than $250,000,000 of Public Shares, and no more than $1,000,000,000 of Public Shares (the “Committed Forward Purchase Shares”), at a price per share equal to the final exercise price at which SPARs will be exercisable (“Final Exercise Price”), in accordance with the terms and conditions of the Committed Forward Purchase Agreement;

WHEREAS, on or prior to the Distribution, the Company shall enter into that certain Additional Forward Purchase Agreement (the “Additional Forward Purchase Agreement”) with PS SPARC

I Master, L.P., a Cayman Islands limited partnership (the “Additional Forward Purchaser”), pursuant to which the Additional Forward Purchaser may elect, in its sole discretion, to purchase in the aggregate from the Company, on a private placement basis at the time of the consummation of the Business Combination, up to an amount of Public Shares equal to $3,500,000,000 less the aggregate purchase price of the Committed Forward Purchase Shares, at a price per share equal to the Final Exercise Price, in accordance with the terms and conditions of the Additional Forward Purchase Agreement;

WHEREAS, on or prior to the Distribution, the Company shall enter into those certain Advisor Warrant Issuance Agreements with members of the Advisory Board of the Company, pursuant to which each advisor will be issued warrants in a private placement simultaneously with the closing of the Distribution, exercisable for a number of shares of Common Stock (as defined below) and on such terms as set forth therein;

WHEREAS, the Purchaser has purchased from the Company warrants exercisable for a number of shares of Common Stock (as defined below) set forth in the Sponsor Warrant Agreement between the Company and Continental Stock Transfer & Trust Company attached as Exhibit A (the “Sponsor Warrant Agreement”) and on such terms as set forth therein (the “Sponsor Warrants”), at a purchase price of $35,892,480 in cash, paid on the date of this Agreement and the Company recognizes such Sponsor Warrant for purposes of its balance sheet as issued; and

WHEREAS, the Purchaser and the Company have effectuated such purchase and sale as of July 28, 2023 as set out in that certain letter agreement between the parties (the “Letter Agreement”) and the purpose of this Agreement is to memorialized certain representations and understandings as between the parties.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

AGREEMENT

Section 1.    Authorization, Purchase and Sale; Terms of the Sponsor Warrants.

A.    Authorization of the Sponsor Warrants. The Company has duly authorized the issuance and sale of the Sponsor Warrants to the Purchaser.

B.    Purchase and Sale of the Sponsor Warrants.

(i)    As payment in full for the Sponsor Warrants being purchased pursuant to this Agreement, the Purchaser paid as of the date hereof an aggregate amount in cash equal to $35,892,480 (the “Purchase Price”). The fair market value of the Sponsor Warrants was determined by the Company in consultation with a third-party, nationally recognized valuation firm. The valuation firm reviewed and discussed with the Company its methodology, procedures and assumptions for valuing the Sponsor Warrants. Taking into account such consultation, the Company concluded that its methodology, procedures and assumptions are reasonable. The Purchaser paid the Purchase Price by wire transfer of immediately available funds on the date hereof and the Company has acknowledged receipt of such funds.

C.    Terms of the Sponsor Warrants.

(i)    The Sponsor Warrants shall have their terms set forth in the Sponsor Warrant Agreement set forth in Exhibit A.

(ii)    The term “Common Stock” as used in this Agreement shall refer to (a) prior to the Business Combination, the common stock, par value $0.0001 per share, of Pershing Square SPARC Holdings and (b) thereafter, to (i) the common stock of Pershing Square SPARC Holdings if Pershing Square SPARC Holdings is the publicly-traded company surviving the Business Combination, (ii) the common stock, membership interests, units, or other equity security representing the share capital of the publicly-traded company surviving the Business Combination, if such entity is not Pershing Square SPARC Holdings, or (iii) such other equity security as agreed upon in writing by the holders of the Sponsor Warrants representing 50% of the shares issuable upon the exercise of the then-outstanding amount of the Sponsor Warrants and the Company.

(iii)    The Sponsor Warrants and any Common Stock issuable upon an exercise of the Sponsor Warrants (“Sponsor Warrant Shares”), so long as such securities are held by the Purchaser or any of its Permitted Transferees (as defined below), may not be transferred, assigned or sold until the earlier of (i) three years after the completion by the Company of a Business Combination or (ii) subsequent to the Business Combination, the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property; provided, however, that the Sponsor Warrants and Sponsor Warrant Shares may be transferred to any entity that is managed by Pershing Square Capital Management, L.P., a Delaware limited partnership, which transfer may be made in whole or in part (the “Permitted Transferees”), provided that any Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

(iv)    The Sponsor Warrants, so long as they are held by the Purchaser or any of the Permitted Transferees, shall not be redeemable by the Company.

(v)    At or prior to the time of the Distribution, the Company, the Purchaser and the other parties thereto shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Sponsor Warrants, the Sponsor Warrant Shares and other securities.

Section 2.    Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Sponsor Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the date hereof) that:

A.    Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Sponsor Warrant Agreement.

B.    Authorization; No Breach.

(i)    The execution, delivery and performance of this Agreement and the Sponsor Warrants have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Sponsor Warrant Agreement and this Agreement, the Sponsor Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)    The execution and delivery by the Company of this Agreement and the Sponsor Warrants, the issuance and sale of the Sponsor Warrants, the issuance of the Sponsor Warrant Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the date hereof (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the second amended and restated certificate of incorporation or the bylaws of the Company in effect on the date hereof, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.    Title to Securities. Upon recording of the issuance in accordance with, and payment pursuant to, the terms hereof and the Sponsor Warrant Agreement, and that certain Letter Agreement wherein the Sponsor Warrants were issued and paid for, the Sponsor Warrants are duly issued and the Sponsor Warrant Shares will be duly and validly issued, fully paid and nonassessable. The Purchaser has good title to the Sponsor Warrants and will have good title to the Sponsor Warrant Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.    Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.    Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Sponsor Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the date hereof) that:

A.    Organization and Requisite Authority. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.    Authorization; No Breach.

(i)    This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)    The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the date hereof conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.    Investment Representations.

(i)    The Purchaser is acquiring the Sponsor Warrants and, upon exercise of the Sponsor Warrants, the Sponsor Warrant Shares (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)    The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii)    The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)    The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v)    The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)    The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)    The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii)    The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

Section 4.    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the date hereof.

Section 5.    Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 6.    Miscellaneous.

A.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.    Supersedes. This Agreement supersedes the Letter Agreement with respect to the subject matter therein.

G.    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

PERSHING SQUARE SPARC HOLDINGS, LTD.

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Chairman and Chief Executive Officer

PERSHING SQUARE SPARC SPONSOR, LLC

By:	Pershing Square Capital Management, L.P., its Manager

By:	PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Managing Member

[Signature Page to Sponsor Warrant Purchase Agreement]